EMPLOYMENT AGREEMENT

         This AGREEMENT (the "Agreement") is made as of___________, 1997 by AJAX MANUFACTURING COMPANY, a New Jersey corporation (the "Company"), and STEVEN MERKER (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive in the capacity and on the terms and conditions set forth herein and the Executive desires to be employed by the Company on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Employment. The Company agrees to employ the Executive during the Term specified in paragraph 2 hereof, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

         2. Term. Subject to the terms and conditions of this Agreement, the Executive's employment by the Company shall be for a term commencing on the date hereof and expiring on the close of business on the third anniversary of the date hereof (the "Initial Term"); provided, that the term of the Executive's employment by the Company shall continue thereafter unless and until either party shall give to the other at least thirty (30) days' advance written notice ("Notice of Termination") of expiration of the term (the Initial Term and the period, if any, thereafter, during which the Executive's employment shall continue are collectively referred to as the "Term"). Such Notice of Termination shall specify the date of expiration (which may not be earlier than the end of the Initial Term). The Company shall have the right at any time during any such 30-day notice period to relieve the Executive of his office, duties and responsibilities and to place him on a paid leave-of-absence status; provided, that during such notice period the Executive shall remain an employee of the Company and shall continue to receive his salary, compensation and other benefits as provided in this Agreement.

         3. Duties and Responsibilities

                  (a) During the Term, the Executive shall hold the office of Treasurer and Chief Financial Officer.

                  (b) The Executive shall have such powers, duties and responsibilities as are assigned to him from time to time by the Board of Directors of the Company (the "Board") or as provided in the Company's By-Laws consistent with the Executive's position as designated in clause (a) above. The Executive shall report to the Board and to the President at such times and in such detail as the Board shall reasonably require, provided that the Executive shall not be required to perform any act which would constitute or require the violation of any federal, state or local law, rule, regulation, ordinance or the like.

                  (c) The Executive shall devote not less than ___ hours per week to carrying out his duties hereunder and to the business of the Company, and during the Term the Executive agrees that he will (i) devote his best efforts and all his skill and ability to the performance of his duties hereunder; (ii) carry out his duties in a competent and professional manner; and
(iii) generally promote the interests of the Company. During the Term it shall not be a violation of this Agreement for the Executive to serve as an officer or employee of another company or on the board of directors of another corporation, to serve on the board of a cooperative apartment, to serve on civic or charitable boards or committees, to perform speaking engagements, or to manage his personal passive investments, so long as such activities (individually or collectively) do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  (d) The Executive's services shall be performed at the Company's executive offices in Hillsborough Township, New Jersey, or at such other location(s) as the Board may reasonably agree upon, from time to time, subject to necessary travel requirements of his position and duties hereunder. The Executive shall not be required to relocate without his prior consent.

         4. Compensation. As compensation for services hereunder and in consideration of his agreement not to compete as set forth in paragraph 8 hereof, the Company shall pay the Executive, a base salary at an annual rate of $144,000. The base salary shall be payable in equal installments in accordance with the normal payroll policies of the Company, but no less frequently than bi-weekly. Such annual rate of salary compensation may be increased in the discretion of the Board, and during the Term Executive shall be eligible to receive any bonus granted in the discretion of the Board. In addition, during the Term Executive shall receive annual bonuses based upon the achievement of reasonable goals determined by the Board after consultation with the Executive, such goals to be agreed upon within the first month of each twelve month period commencing on the date hereof. The annual bonus with respect to each twelve month period shall be


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

payable no later than ninety days after the expiration of such period.

         5. Expenses; Fringe Benefits.

                  (a) The Company agrees to pay or to reimburse the Executive during the Term for all reasonable, ordinary and necessary business or entertainment expenses incurred in the performance of his services hereunder in accordance with the policy of the Company as from time to time in effect. The Executive, as a condition to obtaining such payment or reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Executive seeks payment or reimbursement, and any other information or materials required by such policy or as the Company may otherwise from time to time reasonably require.

                  (b) During the Term the Executive and, to the extent eligible, his dependents, shall be entitled to participate in and receive all benefits under any welfare benefit plans and programs provided by the Company (including without limitation, medical, dental, disability, group life (including accidental death and dismemberment) and business travel insurance plans and programs) applicable generally to the executive officers of the Company, subject, however, to the generally applicable eligibility and other provisions of the various plans and programs in effect from time to time.

                  (c) During the Term the Executive shall be entitled to participate in all retirement plans and programs (including without limitation any profit sharing/401(k) plan) applicable generally to the executive officers of the Company, subject, however, to generally applicable eligibility and other provisions of the various plans and programs in effect from time to time. In addition, during the Term the Executive shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company from time to time in effect, available generally to the executive officers of the Company and consistent with the generally applicable guidelines determined by the Board.

                  (d) The Executive shall be entitled to as many vacation days, holidays, sick days and personal days as are in accordance with the Company's policy then in effect for its employees generally, upon such terms as may be provided of general application to all employees of the Company.

         6. Termination.

                  (a) The Company, by direction of the Board, shall have the right to terminate the Executive's employment with the


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

Company at any time for "Cause"; provided, that any termination by the Company for Cause shall be communicated by the Company to the Executive in a writing indicating the facts and circumstances providing the basis for termination for Cause, and the Executive shall have the opportunity to contest his termination before the Board. (The effective date of the Executive's termination of employment with the Company, regardless of the reason, is referred to as the "Date of Termination"). For purposes of this Agreement, the term "Cause" shall be limited to the following grounds:

                           (i) The Executive's failure or refusal to perform his
material duties and responsibilities as set forth in paragraph 3 hereof (other than any such failure resulting from Executive's disability or death which are governed by Paragraph 7), if such failure or refusal continues for fourteen (14) days after written warning to the Executive, which states that the warning is of a potential termination for Cause under this Agreement, sets forth the facts and circumstances providing the basis for such termination, and states that termination will become effective in fourteen (14) days after the date the notice is delivered (as determined in accordance herewith) unless such failure or refusal is corrected prior to 6:00 p.m. New York time on such 14th day; provided, however, that if Executive commences to correct such failure or refusal within such fourteen (14) day period and thereafter diligently endeavors to correct the same to completion, such 14 day period shall be automatically extended by the amount of time reasonably necessary to complete the correction.

                           (ii) The willful misappropriation of the funds or
property of the Company;

                           (iii) Use of alcohol or illegal drugs, interfering
with the performance of the Executive's obligations under this Agreement, continuing after written warning;

                           (iv) Conviction of, or admission of or entry of a
plea of nolo contendere or similar plea with respect to, a felony or of any crime involving moral turpitude, dishonesty or theft; provided that such violation results in material injury to the business or reputation of the Company.

                           (v) The commission by the Executive of any willful or
intentional act having the effect, or which could reasonably be expected to have the effect, of materially injuring the reputation, business or business relationships of the Company; or

                           (vi) Any breach by the Executive (not covered by any
of clauses (i) through (v) and other than in connection with


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

the death or disability of Executive as set forth in paragraph 7) of any material provision of this Agreement, if such breach is not cured within fourteen (14) days after written notice thereof to the Executive by the Company; provided, however, that if Executive commences to correct such breach within such fourteen (14) day period and thereafter diligently endeavors to cure the same to completion, such fourteen (14) day period shall be automatically extended by the amount of time reasonably necessary to cure the breach.

Upon the termination of the employment of the Executive with the Company for Cause, the Company shall pay the Executive, subject to appropriate offsets, as permitted by applicable law, for debts or money due to the Company, including without limitation personal loans to the Executive and travel advances ("Offset"), his salary compensation only through, and any unpaid reimbursable expenses outstanding as of, the Date of Termination. Any benefits to which Executive or his beneficiaries may be entitled under the plans and programs described in paragraphs 5(b) and (c) hereof as of his Date of Termination shall be determined in accordance with the terms of such plans and programs. Except as provided in this paragraph 6(a), in connection with the Executive's termination by the Company for Cause, the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, indemnities or other amount of whatever nature.

                  (b) In the event the Executive's employment by the Company during the Term is terminated by the Company in breach of this Agreement (a termination "without Cause"), the Company shall, subject to any Offsets and for so long as the Executive is not in breach of his obligations to the Company under paragraph 8 hereof, continue to pay the Executive his salary compensation under paragraph 4 hereof as and when the Executive would have otherwise received such salary compensation. There shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain. Any benefits to which Executive or his beneficiaries may be entitled under the plans and programs described in paragraphs 5(b) and (c) hereof as of his Date of Termination shall be determined in accordance with the terms of such plans and programs. Except as provided in this paragraph 6(b), in connection with the Executive's termination by the Company without Cause, the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, indemnities or other amount of whatever nature. If subsequent to the termination of Executive's employment without cause, the Company shall fail to pay the Executive his salary compensation in accordance with this paragraph 6(b), and such failure continues for ten (10) days after written notice from the


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

Executive to the Company, the restrictions in paragraph 8(a) hereof shall be null and void. In the event the Executive brings any proceeding against the Company to enforce his rights under this paragraph 6(b) and prevails (by way of written settlement, arbitration award or judgment), the Company shall reimburse the Executive for all reasonable expenses (including reasonable attorney's fees) he incurred in connection with such proceeding.

                  (c) Executive may terminate this Agreement, without any breach of this Agreement, for "Good Reason" if Executive provides written notice (a "Good Reason Notice") to the Company that an event included in the definition of "Good Reason" has occurred, sets forth therein the facts and circumstances providing the basis for a Good Reason termination and further states that unless such event is cured within 14 days of Company's receipt of a Good Reason Notice, Executive will terminate this Agreement. Good Reason shall exist if any one or more of the following shall occur:

                           (i) any breach by the Company of any of the material
provisions of this Agreement;

                           (ii) Executive is removed from the position of
President of the Company for any reason other than for Cause within the meaning of paragraph 6(a) hereof;

                           (iii) Executive suffers a material diminution in the
authorities, duties or responsibilities normally associated with the position of President, or there are assigned to him duties and responsibilities materially inconsistent with those normally associated with such position;

                           (iv) Company fails to obtain a written agreement for
any successor to the Company to assume and perform this Agreement; or

                           (v) a change in control of the Company.

                   In the event the Executive's employment with the Company is terminated for Good Reason, the Company shall, subject to any Offsets and for so long as the Executive is not in breach of his obligations to the Company under paragraph 8 hereof, continue to pay the Executive his compensation under paragraph 4 hereof, as and when the Executive would have otherwise received such compensation. There shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain. Any benefits to which Executive or his beneficiaries may be entitled under the plans and programs described in paragraphs 5(b) and (c) hereof as of the Date of Termination shall be determined in accordance with the terms of such plans and programs. If the Company shall fail to pay the Executive his


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

compensation in accordance with this Section 6(c), and such failure continues for ten (10) days after written notice from the Executive to the Company, the restrictions in paragraph 8(a) hereof shall be null and void. In the event the Executive brings any proceeding against the Company to enforce his rights under this paragraph 6(c) and prevails (by way of written settlement, arbitration award or judgment), the Company shall reimburse the Executive for all reasonable expenses (including reasonable attorney's fees) which he incurred in connection with such proceeding. Except as provided in this paragraph 6(c), in connection with the Executive's termination of employment for Good Reason, the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, indemnities or other amounts of whatever nature.

                  For purposes hereof, a "change in control" of the Company shall be deemed to occur only if subsequent to the acquisition of the Company by Standard Automotive Corporation: (i) an individual or Group (as that term is defined in Regulation 13D-G promulgated under the Securities Exchange Act of
1934) (or any successor regulation) shall acquire the right, directly or indirectly to vote more than 50% of the outstanding common stock of the Company; or (ii) the Company sells or otherwise disposes of substantially all of its assets.

         7. Disability; Death.

                  (a) In the event the Executive shall be unable to perform the essential functions of his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being referred to as "disability") and the Executive shall fail to perform such duties for periods aggregating one hundred and twenty (120) days, whether or not continuous, in any continuous period of one hundred and eighty (180) days, the Company shall have the right to terminate the Executive's employment hereunder as at the end of any calendar month during the continuance of such disability upon at least thirty
(30) days prior written notice to him. In the event of termination under this paragraph 7(a), the Executive shall be entitled to receive when otherwise payable, subject to any Offsets, all salary compensation earned but unpaid as of the Date of Termination and any unpaid reimbursable expenses outstanding as of such date; and any benefits to which the Executive or his beneficiaries may be entitled under the plans and programs described in paragraphs 5(b) and (c) hereof as of such Date of Termination shall be determined in accordance with the terms of such plans and programs. Nothing contained herein is intended to nullify or diminish the Executive's rights under, and this paragraph 7(a) is subject to, the Americans with


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

Disabilities Act of 1990 and the Family and Medical Leave Act of 1993, as such Acts may be amended from time to time.

                  (b) The employment of the Executive with the Company shall terminate on the date of the Executive's death and in such event the Executive's estate shall be entitled to receive when otherwise payable, subject to any Offsets, all salary compensation earned but unpaid as of the date of his death and any unpaid reimbursable expenses outstanding as of such date. In the event of the Executive's death, any benefits to which the Executive or his beneficiaries may be entitled under the plans and programs described in paragraphs 5(b) and (c) hereof shall be determined in accordance with the terms of such plans and programs.

                  (c) Except as provided in paragraphs 7(a) and (b) hereof, in the event of the Executive's termination due to disability or death, the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, indemnities or other amounts of whatever nature.

         8. Non-Competition and Protection of Confidential Information.

                  (a) The Executive agrees that his services to the Company are of a special, unique, extraordinary and intellectual character, and his position with the Company places him in a position of confidence and trust with the employees and customers of the Company. Consequently, the Executive agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that the Executive make the covenants contained herein. Accordingly, the Executive agrees that, subject to the provisions of paragraphs 6(b) and 6(c) hereof, during the period of the Executive's employment hereunder and: (x) in the case of clause (i) of this subparagraph (a), for the period of three months, and (y) in the cases of clauses (ii) and (iii) of this subparagraph (a), for the period of one year immediately following the termination of his employment hereunder, he shall not, except on behalf of the Company, directly or indirectly:

                           (i) own, operate, manage or be employed by or
affiliated with any person or entity that engages in any business then being engaged in by the Company, it being acknowledged that the current business of the Company is the manufacture of trailer and shipping container chassis and sanitary containers or provides consulting services relating to the foregoing (a "Competing Business") which is located east of the Mississippi River; or


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

                           (ii) attempt in any manner to solicit from any
customer or supplier business of the type performed for or by the Company or to persuade any customer or supplier of the Company to cease to do business or to reduce the amount of business which any such customer or supplier has customarily done or contemplates doing with the Company, whether or not the relationship between the Company and such customer or supplier was originally established in whole or in part through his efforts; or

                           (iii) employ as an employee or retain as a
consultant, or persuade or attempt to persuade any person who is at the Date of Termination or at any time during the preceding year was, or in the six (6) months following such termination becomes, an employee of or exclusive consultant to the Company to leave the Company or to become employed as an employee or retained as a consultant by anyone other than the Company.

                  As used in this paragraph 8, the term: (i) "Company" shall include subsidiaries of the Company; and (ii) "customer" and "supplier" shall mean any person or entity that is a customer or supplier of the Company at the Date of Termination, or at any time during the preceding year was, or in the six
(6) months following such termination becomes, a customer or supplier of the Company, or if the Executive's employment shall not have terminated, at the time of the alleged prohibited conduct.

                  (b) The Executive agrees that he will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone, any confidential information or trade secret of the Company or utilize such confidential information or trade secret for his own benefit, or for the benefit of third parties, and all memoranda or other documents compiled by him or made available to him during the Term pertaining to the business of the Company shall be the property of the Company and shall be delivered to the Company on the Date of Termination or at any other time, as reasonable, upon request. The term "confidential information or trade secret" does not include any information which (i) becomes generally available to the public other than by breach of this provision or (ii) the Executive learns from a third party who is not under an obligation of confidence to the Company or (iii) is required to be disclosed by law or legal process.

                  (c) If the Executive commits a breach or threatens to commit a breach of any of the provisions of paragraphs 8(a) or (b) hereof, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having jurisdiction without being required to post bond or other security and without having to prove the inadequacy of any other available remedies, it being acknowledged and agreed that any such breach will cause irreparable injury to the Company and that

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
money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it in law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

                  (d) The parties acknowledge that the type and periods of restriction imposed in the provisions of paragraphs 8(a) and (b) hereof are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company; and that the time, scope, geographic area and other provisions of this paragraph 8 have been specifically negotiated by sophisticated parties and accordingly it is reasonable that the restrictive covenants set forth herein are not limited by narrow geographic area. If any of the covenants in paragraphs 8(a) or (b) hereof, or any part thereof, is hereafter construed to be invalid or unenforceable, it is the intention of the parties that the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in paragraphs 8(a) or (b), or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination should reduce the duration and/or areas of such provision such that, in its reduced form, said provision shall then be enforceable. The parties intend to and hereby confer jurisdiction to enforce the covenants contained in paragraphs 8(a) and (b) upon the courts of any jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such time, scope or geographic area, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         9. Intellectual Property. During the Term, the Executive will disclose to the Company all ideas, inventions, advertising campaigns, designs, logos, slogans, processes, operations, products or improvements which may be patentable or copyrightable or subject to any trade or service mark or name, and business plans developed by him during such period, either individually or in collaboration with others, which relate to the business of the Company ("Intellectual Property"). The Executive agrees that such Intellectual Property will be the sole property of the Company and that he will at the Company's request and cost do whatever is reasonably necessary to secure the rights thereto by patent, copyright, trademark or otherwise to the Company.


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

Notwithstanding the foregoing, the Intellectual Property shall not include any property which is created or developed by Executive in conjunction with Carl Massaro and which relates exclusively to any business or other endeavor in which Carl is entitled to engage pursuant to the Consulting Agreement.

         10. Enforceability. The failure of either party at any time to require performance by the other party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

         11. Assignment. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be sold, transferred, assigned, pledged or hypothecated by either party hereto without the prior written consent of the other party; provided, the Company may assign its rights and obligations under the Agreement in connection with the sale or other transfer of all or substantially all of the Company's business (whether by way of sale of stock, assets, merger or otherwise).

         12. Severability. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

         13. Life Insurance. The Executive agrees that the Company shall have the right to obtain life insurance on the Executive's life, at the Company's sole expense and with the Company as the sole beneficiary thereof to that end, the Executive shall (a) cooperate fully with the Company in obtaining such life insurance, (b) sign any necessary consents, applications and other related forms or documents and (c) take any reasonably required medical examinations.

         14. Notice. Any notice, request, instrument or other document to be given under this Agreement by either party hereto to the other shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, (b) three (3) days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) on the next business day, if sent by a prepaid overnight courier service, and in each case addressed as follows:


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

         If to the Executive:

                  Steven Merker
                  900 Palisades Avenue
                  Apt. 3B
                  Fort Lee, New Jersey 07024

         With a copy to:

                  Phillips Nizer Benjamin Krim & Ballon LLP
                  666 Fifth Avenue
                  New York, New York 10103-0084
                  Attention: Vincent J. McGill, Esq.
                  Fax: (212) 262-5152

         If to the Company:

                  Ajax Manufacturing Company
                  321 Valley Road
                  Hillsborough Township, New Jersey 08876-4056
                  Attention: President and Secretary
                  Fax:

         with a copy to:

                  Phillips Nizer Benjamin Krim & Ballon LLP
                  666 Fifth Avenue
                  New York, New York 10103-0084
                  Attention: Vincent J. McGill, Esq.
                  Fax: (212) 262-5152

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

         15. No Conflict. The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon the performance of his duties pursuant to this Agreement.

         16. Miscellaneous.

                  (a) The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

                  (b) The Company may withhold from any amount payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to applicable law or regulation.


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

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the conflict of law principles thereof.

                  (d) This Agreement, represents the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior agreements relating to the employment of the Executive, written or oral, are nullified and superseded hereby.

                  (e) This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by both parties to this Agreement, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought.

                  (f) As used in this Agreement, any gender includes a reference to all other genders and the singular includes a reference to the plural and vice versa.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                   AJAX MANUFACTURING COMPANY

                                                   By:__________________________
                                                      Name:
                                                      Title:

                                                       _________________________
                                                       STEVEN MERKER

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